LEASE

THIS AGREEMENT dated for reference and made as of the 25th day of February, 2004,

BETWEEN:

GOLDEN PROPERTIES LTD., a body corporate under the laws of British Columbia, having an office at 500 – 1177 West Hastings Street, Vancouver, British Columbia, V6E 2K3,

(the "Landlord")

OF THE FIRST PART

AND:

DEREK OIL & GAS CORPORATION, , a body corporate under the laws of British Columbia, having an office at 1201 – 1111 West Hastings Street, Vancouver, British Columbia, V6E 2J3,

(the "Tenant")

OF THE SECOND PART

WITNESSES THAT:

A.

The Landlord is registered as owner of that certain parcel of land situated in the City of Vancouver, in the Province of British Columbia, municipally described as 1111 West Hastings Street and more particularly described as all and singular that certain parcel or tract of land:

In the City of Vancouver, in the Province of British Columbia, and being lots one (1), two (2) and three (3), in Block fifteen (15), District Lot one hundred and eighty-five (185), Plan ninety-two (92),

(the "Land"),

upon which Land is situated an office building and related improvements (the said office building and all other fixed improvements now or hereafter situate on the Land are collectively called the "Building"); and

B.

The Tenant has agreed with the Landlord to enter into a lease of premises in the Building for the term, at the rental, and subject to the terms, covenants, conditions and agreements herein contained;

NOW THEREFORE in consideration of the premises, and the rents, covenants, agreements and conditions herein reserved and contained, the parties covenant and agree as follows:

ARTICLE 1 - LEASED PREMISES

1.1

Leased Premises

The Landlord hereby demises and leases unto the Tenant the Leased Premises situate on the 12th floor of the Building containing a Rentable Area of approximately 2,371 square feet as shown outlined in red on the floor plan attached hereto as Schedule "A", which Leased Premises shall have for the purposes of this Lease a Gross Area of 2,371 square feet.

ARTICLE 2 - TERM, BASIC RENT AND DEPOSIT

2.1

Term

The Tenant shall have and hold the Leased Premises for a term (the "Term") of THREE (3) years commencing on the first day of May, 2004 (the "Commencement Date"), and to be fully completed and ended on the 30th day of April, 2007.

The Tenant shall have the renewal rights, if any, as set out in and subject to the terms of Schedule "C" hereto.

2.2

Basic Rent

The Tenant shall yield and pay unto the Landlord at Suite 500, 1177 West Hastings Street, Vancouver, British Columbia, V6E 2K3, (or as the Landlord may from time to time in writing direct) during the Term, without demand and without deduction, set-off or abatement whatsoever, the following basic rent (the "Basic Rent"), payable in lawful money of Canada:

from May 1, 2004 to and including April 30, 2007, $26,863.43 per annum payable monthly in advance by equal instalments of $2,238.62 per month commencing on May 1, 2004 and continuing on the first day of each and every consecutive month thereafter until April 30, 2007, which Basic Rent is calculated on the basis of $11.33 per square foot per annum of the Gross Area of the Leased Premises.

2.3

Deposit

The Tenant herewith delivers a negotiable cheque in the sum of NINE THOUSAND SEVEN HUNDRED AND THREE DOLLARS AND NINETY-TWO CENTS ($9,703.92) representing TWO (2) months' Gross Rent (the "Deposit").  These moneys shall be held by the Landlord for application against the first and last instalments of Gross Rent during the Term.  The Deposit, or the amount remaining from time to time, shall be held by the Landlord as security for the performance by the Tenant of its obligations under this Lease and may be applied or appropriated by the Landlord to compensate the Landlord as may be required if the Tenant is in default of any of the covenants, obligations, terms or conditions of this Lease.  Any amount so applied shall be forthwith paid by the Tenant to the Landlord to be held by the Landlord pursuant to this Section 2.3.  If the Deposit is delivered to an agent of the Landlord, the agent may either deliver the same to the Landlord or hold the same for the sole benefit of the Landlord, and in neither case will any such moneys be held by or deemed to be held by the Landlord's agent as stakeholder for the benefit of both the Landlord and the Tenant.

ARTICLE 3 - NET LEASE

3.1

Net Lease

This Lease shall be an absolutely net lease and the Basic Rent payable by the Tenant to the Landlord pursuant to this Lease shall be absolutely net to the Landlord and accordingly all costs and expenses relating to the Leased Premises shall be paid by the Tenant alone unless otherwise expressly provided herein and those relating to the Building shall be shared by the Tenant in accordance with the provisions of Article 7 hereof, except:

(a)

taxes payable by the Landlord levied on its net income; and

(b)

the cost of structural repairs.

ARTICLE 4 - USE AND OCCUPANCY OF LEASED PREMISES

4.1

Permitted Use

The Tenant shall not use the Leased Premises or permit them to be used for any purpose other than for general office purposes for the operation of the Tenant's business of an oil and gas exploration company and such normal and lawful business, duties and functions of a business office that will not unreasonably interfere with normal use of a first-class high rise office building.

4.2

Waste and Nuisance

The Tenant shall not commit or permit any waste or injury to the Leased Premises including the Leasehold Improvements and trade fixtures therein, any overloading of the floors, any nuisance therein  or any use or manner of use causing annoyance to other tenants and occupants of the Building, and shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business, and shall not place any objects on or otherwise howsoever obstruct the heating or air conditioning vents within the Leased Premises.

4.3

Janitor Services

The Landlord shall provide cleaning and janitorial services, including exterior window cleaning, to a standard and with services consistent with the standards of prudent landlords from time to time for similar commercial office buildings in similar locations in the city in which the Building is situate, provided that the Tenant shall at the end of each business day leave the Leased Premises in a reasonably tidy condition in accordance with Section 4.7 hereof.  With the exception of the obligations to cause such work to be done, the Landlord shall not be responsible for any act or omission on the part of the person or persons, firm or corporation employed to perform such work, and such work shall be done at the Landlord's direction, without interference by the Tenant, its servants, agents or employees.  All third party contractors shall be bonded and the Landlord shall pursue legitimate claims against such persons and make available to the Tenant proceeds actually received by the Landlord in respect of any claims related to the Leased Premises or the Tenant wherein the Tenant suffered damage or loss.

4.4

Floor Loads

The Tenant shall not place a load upon any portion of the floor of the Leased Premises which exceeds the floor load which the area of such floor being loaded was designed to carry having regard to the loading of the adjacent areas and that which is allowed by law.  The Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which the Tenant wishes to place in the Leased Premises, so as to distribute properly the weight thereof and the Tenant shall pay for all costs incurred by the Landlord and the Landlord's Architect in making such assessment.

4.5

Noxious Fumes, Odours

The Tenant shall use the Leased Premises so that noxious or objectionable fumes, vapours and odours will not occur beyond the extent to which they are lawful and the Tenant shall prevent any such noxious or objectionable fumes, vapours and odours from entering into the air conditioning or being discharged into other vents or flues of the Building or annoying any of the tenants in the Building.  Any discharge of fumes, vapours and odours shall be permitted only during such period or periods, to such extent, in such conditions and in such manner as is directed by the Landlord from time to time and all at the expense of the Tenant.

4.6

Interior Climate Control

The Landlord shall maintain in the Leased Premises during Normal Business Hours and to the extent permitted by law by means of a heating and cooling system, conditions of reasonable temperature and comfort in accordance with good standards of interior climate control generally applicable to normal occupancy and use of the Leased Premises, except the Landlord shall have no responsibility for any inadequacy of performance of the said system if the Leased Premises or the use thereof depart from the design  criteria for such system as determined by the Landlord.  If the use of the Leased Premises does not accord with the said design criteria and changes in the system are feasible and desirable to accommodate such use, the Landlord may make such changes and the entire expense of such changes shall be paid by the Tenant.

4.7

Condition

The Tenant shall not permit the Leased Premises to become untidy, unsightly, offensive or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein, and shall leave the Leased Premises at the end of each business day in a condition such as to reasonably facilitate the performance of the Landlord's janitor and cleaning services referred to in Section 4.3 hereof.

4.8

By-Laws

The Tenant shall comply at its own expense with all municipal, federal, provincial, sanitary, fire, building and safety statutes, laws, by-laws, regulations, ordinances, orders and requirements pertaining to the operation, occupancy and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed in the Leased Premises and the making by the Tenant of any repairs, changes or improvements in, or any other matter pertaining to, the Leased Premises or the Tenant as well as all rules and regulations of the Insurers Advisory Organization of Canada, or any successor body and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Building.

4.9

Rules and Regulations

The Tenant shall observe, and cause its employees, invitees and all others over whom the Tenant can reasonably be expected to exercise control to observe, the rules and regulations attached as Schedule "B" hereto, and such further and other reasonable rules and regulations and amendments and changes thereto (collectively called the "Rules and Regulations") as may be made by the Landlord of which notice in writing has been given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated into and form part of this Lease.  For the enforcement of the Rules and Regulations, the Landlord shall have available to it all remedies in this Lease provided for a breach thereof and all legal remedies whether or not provided for in this Lease, both at law and in equity.  The Landlord shall not be responsible or liable to the Tenant for the non-observance or violation by any other tenant of any of the Rules and Regulations or the non-enforcement as against other tenants of the Rules and Regulations or any loss or damage arising out of such non-observance or violation.

4.10

Surrender

Upon the expiration or other termination of the Term of this Lease, the Tenant shall quit and surrender the Leased Premises in vacant and clean possession and in good order, repair, decoration, and condition (in accordance with Section 6.2 hereof), reasonable wear and tear excepted, and the Tenant shall, except as otherwise provided in this Lease, remove all its property therefrom.  The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

4.11

Signs and Directory

The Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the Leased Premises (whether on the outside or inside of the Building) or within the Leased Premises so as to be visible from the outside of the Leased Premises, with the exception only of an identification sign at or near the entrance of the Leased Premises and a directory listing in the main lobby of the Building, in each case containing only the name of the Tenant and such other names as the Landlord may permit, and to be subject to the approval of the Landlord as to design, size, location and content.  Such identification sign and directory listing shall be installed at the expense of the Tenant, and the Landlord reserves the right to install them as an Additional Service.

4.12

Inspection and Access

The Landlord shall be permitted at any time and from time to time to enter and to have its authorized agents, employees and contractors enter the Leased Premises for any purpose, including the purpose of inspection, window cleaning, maintenance, providing janitorial services, making repairs, alterations or improvements to the Leased Premises, adjoining premises or the Building, or to have access to or make changes in utilities and services (including underfloor and overhead ducts, air conditioning, heating, plumbing, electrical and telephone facilities and access panels, all of which the Tenant agrees not to obstruct) or to determine the electric light and power consumption by the Tenant in the Leased Premises and the Tenant shall provide free and unhampered access for such purposes, and shall not be entitled to compensation for any inconvenience, nuisance and discomfort or loss caused thereby, but the Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Leased Premises.

4.13

Exhibiting Leased Premises

The Landlord or its agents may enter and exhibit the Leased Premises to:

(i)

prospective tenants during the last twelve (12) months of the Term; or

(ii)

purchasers of the Land or the Leased Premises during Normal Business Hours during the Term.

4.14

Name of Building

The Tenant shall not refer to the Building by any name other than that designated from time to time by the Landlord, nor shall the Tenant use such name for any purpose other than that of the business address of the Tenant.  The Landlord shall not be liable to the Tenant for any costs, expenses, loss or damage incurred or suffered by the Tenant as a result of the Landlord changing the name of the Building from time to time.

4.15

Acceptance of Leased Premises

The Tenant shall be deemed to have examined the Leased Premises before taking possession and the taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Leased Premises were in good order and satisfactory condition and that all alterations, remodelling, decorating and installation of equipment and fixtures required to be done by the Landlord have been satisfactorily completed.

ARTICLE 5 - FIXTURES AND IMPROVEMENTS

5.1

Installation of Fixtures and Improvements

(a)

The Tenant shall not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Leased Premises without first having requested and obtained the Landlord's prior written approval, which approval the Landlord shall not unreasonably withhold.

(b)

In making, erecting, installing or altering any Leasehold Improvements or trade fixtures the Tenant shall not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and in no event shall the Tenant alter or interfere with or affect the structural elements or the strength or outside appearance of the Building, or the mechanical, electrical, plumbing and climate control systems thereof or the window coverings installed by the Landlord on exterior windows.

(c)

The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications therefor.  Any out-of-pocket expense incurred by the Landlord in connection with any such request for approval shall be deemed incurred by way of an Additional Service.  All work to be performed in the Leased Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work).  At the option of the Landlord, all such work shall be subject to inspection by and the reasonable supervision of the Landlord, as an Additional Service, and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and completed in a good and workmanlike manner in accordance with the description of the work approved by the Landlord.

5.2

Liens and Encumbrances on Fixtures and Improvements

In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with all the provisions of the applicable provincial legislation in respect of builders' liens and workmen's or workers' compensation and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks) and except as to any such holdback shall promptly pay all accounts relating thereto.  The Tenant will not create or cause to be created any mortgage, security interest, conditional sale agreement or other encumbrance in respect of the Leasehold Improvements or permit any such mortgage, security interest, conditional sale agreement or other encumbrance to attach to the Leased Premises or the Building or any part thereof.  If and whenever any builders' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed  or any such mortgage, security interest, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after receipt of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedies under Section 14.1 hereof and the Landlord may make any payments required to procure the discharge of any such liens or encumbrances, shall be reimbursed by the Tenant as provided in Section 14.1 hereof, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defence.

5.3

Tenant's Goods

The Tenant covenants that it will not sell, dispose of or remove any of the trade fixtures, goods or chattels of the Tenant from or out of the Leased Premises during the Term without the consent of the Landlord, unless the Tenant is substituting new trade fixtures, goods or chattels of equal value or is bona fide disposing of individual items which have become excess for the Tenant's purposes in the normal course of its business.  The Tenant further covenants that it shall at all times have and retain full legal and beneficial ownership of its trade fixtures, goods or chattels and will not permit them to be or become subject to any lien, mortgage, security interest, charge, encumbrance or title retention agreements except such as are bona fide incurred for the purpose of financing the purchase of such trade fixtures, goods or chattels.

5.4

Removal of Fixtures and Improvements

All Leasehold Improvements in or upon the Leased Premises shall immediately upon being made, erected or installed be and become the Landlord's property without compensation therefor to the Tenant.  Except to the extent herein or otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term, except that:

(a)

the Tenant, if not in default hereunder, shall at the end of the Term remove its trade fixtures;

(b)

the Tenant, if not in default hereunder, may remove its furniture and equipment at the end of the Term; and

(c)

the Tenant shall at the end of the Term remove such of the Leasehold Improvements installed by it and such of its trade fixtures, furniture and equipment, as the Landlord shall require to be removed and in the case of such removal shall retain the salvage value of such items, if any.  The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Leased Premises and/or the Building by the installation and removal.

ARTICLE 6 - REPAIRS

6.1

Landlord's Repairs

Subject to Sections 9.3 and 12.1 hereof, the Landlord shall keep in a good and reasonable state of repair consistent with the standards of prudent landlords from time to time of similar commercial office buildings in similar locations in the city in which the Building is situate, and subject to reasonable wear and tear, those portions of the Land and Building consisting of the lobby, landscaped area, entrances and facilities from time to time provided for common use and enjoyment, and the exterior portions of the Building affecting its general appearance.

6.2

Tenant to Repair

Subject to Section 12.1 hereof, the Tenant shall keep in good and substantial state of repair and decoration, including repainting and cleaning of drapes and carpets at reasonable intervals as needed, the Leased Premises including all Leasehold Improvements and all trade fixtures therein and all glass therein other than perimeter windows on floors above the ground floor of the Building, except for Insured Damage which is not caused by the Tenant, its agents, employees, invitees, licensees.

6.3

Landlord's Inspection

The Landlord may from time to time enter and view the state of repair of the Leased Premises, and the Tenant shall repair according to notice in writing.

6.4

Building Damage

If any part of the Building, including without limitation, the structure or the structural elements of the Building, or the systems for interior climate control or for the provision of utilities or services get out of repair, or become damaged or destroyed through the negligence or misuse of the Tenant or of its employees, invitees or others over whom the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby shall be paid by the Tenant.

6.5

Glass

The Tenant shall, at its expense, repair and replace with as good quality and size any glass broken on the Leased Premises, such obligation including outside windows and doors on the perimeter of the Leased Premises, whenever such glass shall be broken by the Tenant or its servants, employees, agents, invitees or those for whom it is in law responsible.

6.6

Notification of Damage

The Tenant shall notify the Landlord immediately upon the Tenant becoming aware of any defect in the Leased Premises or of any other condition which may cause damage to the Leased Premises or the Building.

ARTICLE 7 - TAXES AND OPERATING COSTS

7.1

Business Taxes

The Tenant shall pay when due all business taxes, business licence fees, and other taxes, rates, duties or charges levied or assessed by lawful authorities in respect of the use or occupancy of the Leased Premises by the Tenant, the business or businesses carried on therein, or the equipment, machinery or fixtures brought therein by or belonging to the Tenant, or anyone occupying the Leased Premises with the Tenant's consent, and shall pay to the Landlord upon demand the portion of any tax, rate, duty or charge levied or assessed upon the Land and the Building that is attributable to any equipment, machinery or fixtures on the Leased Premises which are not the property of the Landlord.  Whenever requested by the Landlord, the Tenant shall deliver to it receipts for payment of all taxes, rates, duties, levies and assessments payable by the Tenant pursuant to this Section and shall furnish such other information in connection therewith as the Landlord may reasonably require.

7.2

Common Costs and Additional Services

The Tenant shall pay to the Landlord as Rent:

(a)

the Common Costs (being Taxes and Operating Costs) attributable to the Tenant in the manner specified in Section 7.3 hereof; and

(b)

the cost of the Additional Services provided to the Tenant in accordance with Section 8.6 hereof.

7.3

Payment of Common Costs

(a)

After the commencement of the Term of this Lease and prior to the commencement of each calendar year thereafter during the Term the Landlord shall estimate the Common Costs for the ensuing calendar year or (if applicable) broken portion thereof, as the case may be, to become payable under Section 7.2(a) hereof, and shall notify the Tenant in writing of such estimate.  The amount so estimated shall be determined by multiplying the Common Costs for the Building by the Gross Area of the Leased Premises and dividing such amount by the aggregate Gross Area of all leasable premises in the Building and by taking into consideration separate assessments of Taxes in respect of the Leased Premises, if such are available.  The amount aforesaid may be re-estimated from time to time during each calendar year.  The Tenant shall pay  the amount so estimated in equal monthly instalments in advance over the calendar or broken portion of the calendar year in question, each such instalment shall be paid on each monthly rental payment date provided in Section 2.2 hereof.

(b)

When the Common Costs for the calendar year or broken portion of the calendar year in question become finally determined, the Landlord shall adjust the Common Costs estimated for the relevant year having regard to the Common Costs actually payable in respect of such year.  If the Tenant has overpaid such Common Costs, the Landlord shall refund any excess paid within a reasonable period of time, and if any balance remains unpaid the Tenant shall pay such remaining balance within thirty (30) days of demand by the Landlord.  If for any reason the Common Costs are not finally determined within such calendar year or broken portion thereof, the parties shall make the appropriate re-adjustment when such Common Costs become finally determined.  The obligation of the parties to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

(c)

Neither party may claim a re-adjustment in respect of the Common Costs based upon any error of estimation, determination or calculation thereof unless claimed in writing prior to the expiration of two (2) years after the end of the calendar year to which the Common Costs relates.  Any report of the Landlord's accountant (who may be the Landlord's internal auditor or accountant) as to the Common Costs shall be conclusive as to the amount thereof for any period to which such report relates.  Annual operating statements showing the nature and allocation of Common Costs shall be available for review by the Tenant and shall be prepared on the basis of generally accepted accounting principles relevant to the real estate industry.

(d)

Notwithstanding anything herein contained, if at any time during the Term the Rentable Area of the Building shall be less than ninety-five percent (95%) occupied by tenants, the Landlord shall have the right to adjust any item of Operating Costs that is directly related to tenant occupancy so that the Landlord will recover Operating Costs which would have been incurred if the Rentable Area of the Building had been ninety-five percent (95%) occupied.

7.4

Sales Tax

The Tenant shall pay as Additional Rent to the Landlord an amount equal to the Sales Taxes, it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes.  The amount of the Sales Taxes shall be calculated by the Landlord in accordance with the applicable legislation and the provisions of Section 18.1(n) hereof and shall be paid to the Landlord at the same time as the amounts to which Sales Taxes apply are payable to the Landlord under this Lease or upon demand at such other time or times as the Landlord may from time to time determine.  If the Sales Taxes payable by the Landlord are reduced because of any exemption or deduction to which the Landlord is entitled, the Landlord may in its discretion allocate such exemption or deduction in such a way as to reduce the Sales Taxes to the extent and in such proportion as the Landlord may determine or allocate such exemption or deduction in such a way as not to reduce Sales Taxes at all.

7.5

Landlord's Tax Obligations

Subject to the provisions of Sections 7.1 and 7.2 hereof, the Landlord shall pay to the taxing authority or authorities having jurisdiction, all Taxes.

ARTICLE 8 - UTILITIES AND ADDITIONAL SERVICES

8.1

Water and Electricity

The Landlord shall furnish appropriate conduit for bringing electrical services to the Leased Premises and shall provide hot and cold or tempered water to the washrooms on each floor on which the Leased Premises are situate all consistent with the normal standards of prudent landlords from time to time for similar commercial office buildings in similar locations in the city in which the Building is situate.

8.2

Utilities

The Tenant shall pay for the cost of all utilities provided for its exclusive use in the Leased Premises, including without restricting the generality of the foregoing or of Section 8.3 hereof, gas, water, electricity, telephone and communication service charges and rates incurred by the Tenant and any other charges and/or rates relating to services and/or utilities provided for the exclusive use of the Tenant in respect of the Tenant's occupation of the Leased Premises and operation of its business carried on therein or therefrom, including any special systems servicing its own computers or any other machinery.

8.3

Electricity

The Landlord may from time to time determine the Tenant's electrical consumption in the Leased Premises upon whatever reasonable basis may be selected by it, including without limitation, the metering of electricity either to the Leased Premises or to special equipment therein or by estimating the consumption of the Leased Premises or any special equipment therein having regard to electrical capacity and hours of use.  If the Landlord determines that the Tenant's electrical consumption is disproportionate to the electrical consumption of other tenants in the Building, the Landlord may require the Tenant to install at the Tenant's expense a domestic meter for measurement or checking of the Tenant's electrical consumption or any part of such consumption or use.  In that event, in addition to any amount payable pursuant to Section 7.2(a) hereof, the Tenant shall pay directly to the supplier of the electricity as and when due from time to time any and all electrical charges for such electrical consumption which is disproportionate as aforesaid and which the Landlord has required to be metered.  The Landlord's determination shall be verified by an engineer selected by the Landlord (who may be an employee of the Landlord) and being so verified shall be binding on the parties hereto.

8.4

Excess Use

The Tenant's use of electric power in the Leased Premises shall not be for the operation of other than normal office electrical fixtures, lights, lamps, typewriters, photocopiers, computers, computer servers, kitchen appliances including refrigerators, dishwashers, microwave ovens,  water coolers and similar small office machines for Tenant's own use solely, without the prior written consent of the Landlord and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Premises.  The Landlord shall determine what equipment shall be characterizable as "small office machines" and "normal office" equipment.  As a condition of granting such consent, the Landlord may require the Tenant to pay as Additional Rent the cost of all additional risers and other equipment required therefor as well as the increased cost to the Landlord of the electric power and the Additional Services to be furnished by the Landlord in connection therewith.

8.5

Lamps

The Tenant shall pay throughout the Term promptly to the Landlord when demanded the cost of maintaining and servicing in all respects all electric lighting fixtures in the Leased Premises including the cost of replacement on a group basis or otherwise of electric light bulbs, fluorescent tubes, starters and ballasts installed on commencement of the Term.  Such maintaining, servicing and replacing shall be within the exclusive right of the Landlord and shall be carried out at reasonably competitive rates.  At the Landlord's option, the costs referred to above may be dealt with as part of Operating Costs.

8.6

Additional Services

The Landlord shall have the exclusive right, from time to time if it so elects, by way of Additional Services:

(a)

to provide or have its designated agents or contractors provide any janitor or cleaning services to the Leased Premises required by the Tenant which are additional to those required to be provided by the Landlord under Section 4.3 hereof;

(b)

to supervise the moving of furniture or equipment of the Tenant and the making of repairs or alterations conducted within the Leased Premises; and

(c)

to supervise, or to make, deliveries to the Leased Premises.

The cost of Additional Services provided to the Tenant shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices therefor from the Landlord.  The Landlord may include as part of its costs of rendering such Additional Services the Landlord's then current administration fee.  Costs of Additional Services recovered directly from the Tenant and other tenants shall not be included in computing Operating Costs.

ARTICLE 9 - INSURANCE AND LIABILITY

9.1

Tenant's Insurance

The Tenant shall take out and keep in force during the Term:

(a)

comprehensive general public liability insurance (covering bodily injury, death and property damage) on an occurrence basis with respect to all construction, installation and alterations done in the Leased Premises by the Tenant, the business carried on, in or from the Leased Premises and the Tenant's use and occupancy thereof, of not less than $2,000,000 per occurrence;

(b)

insurance against all risks in such amounts as may be reasonably required by the Landlord covering the Tenant's trade fixtures and the furniture and equipment of the Tenant and all Leasehold Improvements of the Tenant, and which insurance shall include the Landlord as a named insured as the Landlord's interest may appear with respect to insured Leasehold Improvements and provide that any proceeds recoverable in the event of loss to Leasehold Improvements shall be payable to the Landlord but the Landlord agrees to make available such proceeds towards the repair or replacement of the insured property if this Lease is not terminated pursuant to any provision hereof, and if this Lease is terminated for reasons other than the default of the Tenant hereunder, the proceeds shall be divided between the Landlord and the Tenant as their respective interests in the Leasehold Improvements may appear, as determined by the Landlord, acting reasonably;

(c)

plate glass insurance (if there shall be plate glass in the Leased Premises) in an amount and on terms satisfactory to the Landlord;

(d)

tenants' legal liability insurance in an amount not less than the replacement cost of the Leased Premises; and

(e)

any other insurance in form, amounts and for insurance risks as the Landlord or the Landlord's mortgagees may reasonably require from time to time.

All insurance required to be maintained by the Tenant hereunder shall be in amounts and on terms satisfactory to the Landlord.  Such insurance shall be by policies in form satisfactory from time to time to the Landlord and with insurers acceptable to the Landlord and shall provide that such insurers shall provide to the Landlord thirty (30) days' prior written notice of cancellation or material alteration of such policies.  Each policy shall name the Landlord as an additional insured except for coverage for the Tenant's trade fixtures and furnishings and equipment but including coverage for Leasehold Improvements in respect of the Landlord's insurable interest therein, and shall contain a waiver of cross-claim and subrogation against the Landlord and shall protect and indemnify both the Landlord and the Tenant.  The Tenant shall furnish to the Landlord certificates, or, if required by the Landlord, certified copies of the policies (signed by the insurers) of the insurance from time to time required to be effected by the Tenant and evidence acceptable to the Landlord of their continuation in force.  If the Tenant shall fail to take out, renew and keep in force such insurance the Landlord may do so as the agent of the Tenant and the Tenant shall repay to the Landlord any amounts paid by the Landlord as premiums forthwith upon demand.

9.2

Insurance Risks

The Tenant shall not do, omit to do or permit to be done or omitted upon the Leased Premises anything which would cause the Landlord's cost of insurance (whether all risks, fire, liability or other insurance) to be increased or which would cause any policy of insurance to be subject to cancellation or refusal of placement or renewal.  Without waiving the foregoing prohibition, upon demand by the Landlord, the Tenant shall pay to the Landlord the amount of any such increase of cost of insurance caused by anything so done or omitted or permitted to be done or omitted.

9.3

Limitation of Landlord's Liability

The Landlord shall not:

(a)

be liable for any bodily injury to or the death of, or loss or damage to any property belonging to, the Tenant or its servants, employees, agents, invitees, licensees or any other person (on the Land for the purpose of attending at the Leased Premises), on or about the Land;

(b)

be liable for any consequential injury, loss or damage;

(c)

be liable for any injury or damage of any nature whatsoever to any persons or property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or other service, or in the event of gas, steam, water, rain, snow, ice, or other substance leaking, issuing or flowing from the water, steam, sprinkler or drainage pipes or plumbing of the Building or from any other place or quarter, into any part of the Leased Premises or for any loss or damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted to be done by any other tenant of the Building;

(d)

be liable for any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by it to perform janitorial services, security services, maintenance, supervision or Additional Services or any other work in or about the Leased Premises or the Building;

(e)

be liable for loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant, including any consequential loss or damage resulting therefrom;

(f)

be liable for loss or damage to any automobiles or their contents or for the unauthorized use by other tenants or strangers of parking space allotted to the Tenant, but the Tenant's rights shall be against the person or persons causing such damage or occupying such space;

(g)

be responsible or liable for the failure to supply interior climate control or elevator service when prevented from doing so by strikes, necessity of repairs, any order or regulation of any body having jurisdiction, the failure of the supply of any utility required for the operation thereof or any other cause beyond the Landlord's reasonable control, and the Landlord shall not be held responsible for indirect or consequential damages or other damages for personal discomfort or illness or injury resulting therefrom or for any bodily injury, death or damage to property arising from the use of, or any happening in or about, any elevator;

(h)

be responsible for any inconvenience, discomfort, damages, loss or claims whatsoever arising out of adjustment or balancing of the climate control system;

(i)

be under any obligation to repair or maintain or insure the Tenant's Leasehold Improvements, furniture, equipment or other property;

(j)

be under any obligation to remedy any default of the Tenant and the Landlord shall not incur any liability to the Tenant for any act or omission in the course of its curing or attempting to cure any such default or its entering upon the Leased Premises to undertake any examination thereof or any work therein or in the case of any emergency; and

(k)

be liable if there is an interruption to the supply of utilities to the Leased Premises.

9.4

Indemnity of Landlord

Except and to the extent caused by the negligence of the Landlord or those for whom the Landlord is at law responsible, the Tenant shall defend, indemnify and save harmless the Landlord in respect of:

(a)

all claims for bodily injury or death, property damage or other loss or damage arising howsoever out of the use or occupation of the Leased Premises or from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of the Tenant or by those for whom it is responsible at law and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto;

(b)

any loss, costs, expense or damage suffered or incurred by the Landlord arising from any breach or non-performance by the Tenant of any of its covenants or obligations under this Lease; and

(c)

all loss, costs, claims and demands in respect of any such injury or loss to it or its employees, invitees or licensees or any other person on the Land for the purpose of attending at the Leased Premises or in respect of any such damage to property belonging to or entrusted to the care of any of the aforementioned.

The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease.

ARTICLE 10 - COMMON AREAS

10.1

Elevators

Subject to the supervision of the Landlord and except when repairs are being made thereto, the Landlord shall furnish for use by the Tenant and its employees and invitees in common with other persons entitled thereto passenger elevator service (operatorless automatic elevator service, if used, shall be deemed "elevator service" within the meaning of this Section) to the floor on which the Leased Premises or portions thereof are located, and to furnish for the use of the Tenant in common with others entitled thereto at reasonable intervals and at such hours as the Landlord may select, elevator service for the carriage of furniture, equipment, deliveries and supplies, provided however, that if the elevators shall become inoperative or shall be damaged or destroyed the Landlord shall have a reasonable time within which to repair such damage or replace such elevator and the Landlord shall repair or replace the same as soon as reasonably possible, but the Landlord shall in no event be liable for indirect or consequential damages or any other damages including damages for personal discomfort or illness during such period of repair or replacement.

10.2

Entrances, Lobbies, Etc.

The Landlord shall permit the Tenant and its employees and invitees to use during Normal Business Hours in common with others entitled thereto the common entrances, lobbies, stairways and corridors of the Building giving access to the Leased Premises (subject to the Rules and Regulations referred to in Section 4.9 hereof and such other reasonable limitations as the Landlord may from time to time impose).  Notwithstanding the foregoing, the Landlord reserves the right to restrict for security purposes the method of access on Saturdays and Sundays; and to permit access to the Leased Premises outside of Normal Business Hours by the Tenant and its authorized employees subject to such reasonable restrictions for security purposes as the Landlord may impose.

10.3

Washrooms

The Landlord shall permit the Tenant and its employees and invitees in common with others entitled thereto to use the washrooms in the Building on the floor or floors on which the Leased Premises are situate and to provide in such washrooms washroom supplies to a standard consistent with the standards of prudent landlords from time to time for similar commercial office buildings of similar quality and location in the city in which the Building is situate.

10.4

Landlord's Control

The Landlord shall, at all times, have exclusive control and management of the Land and Building, and without limiting the generality of the foregoing, such control shall apply to signs, the use made by the Tenant and the public of the parking areas (if any) on the Land or Building.  The Landlord shall have the right to use any part of the common areas of the Land or Building, from time to time, for merchandising, display, decorations, entertainment and structures designed for retail selling (including kiosks) or special features or promotional activities and the Landlord shall be entitled to receive and retain all revenue in respect thereof.

10.5

Obstruction of Common Areas

The Tenant shall not keep or display any merchandise on or otherwise obstruct the parking areas, sidewalks, any other part of the common areas or any other tenant's premises.

10.6

Right to Add To or Alter the Building

The Landlord shall have the right at all times and from time to time throughout the Term to:

(a)

change the area, size, level, location and/or arrangement of the Building or any part thereof including the common areas;

(b)

construct other buildings, structures and improvements on the Land and make alterations thereof, additions thereto, or rearrangements thereof, demolish parts thereof, build additional storeys on any building on the Land (and, for such purposes, to construct and erect columns and support facilities in any building), and construct additional buildings or facilities adjoining or proximate to the Land;

(c)

construct multiple deck, elevated or underground parking facilities, and expand, reduce or alter the same in any manner whatsoever;

(d)

relocate or rearrange the various buildings, parking areas and other parts of the Building from those existing at the Commencement Date;

(e)

make changes and additions to the pipes, conduits and ducts or other structural and non-structural installations in the Leased Premises where desirable to serve the common areas and other premises in the Building or to facilitate expansion or alteration of the Building (including, without limitation, the construction and erection of columns and support facilities), but the Landlord shall not unreasonably interfere with the use and enjoyment of the Leased Premises beyond the extent necessarily incidental to such changes, additions and installations, and the Landlord shall make good any damage to the Leased Premises arising in the course of such changes and additions;

(f)

add additional lands to the Land;

(g)

temporarily obstruct or close off the common areas or any parts thereof for the purpose of maintenance, repair or construction; and

(h)

have access for itself and all workmen, agents, contractors and licensees at all reasonable times for the purpose of carrying out the activities set forth in this Section 10.6.

The Landlord agrees to use reasonable efforts to complete all construction, alterations, maintenance and repairs as expeditiously as possible under the circumstances.  The Tenant shall not have any right to object to nor any right to claim any damages (including any reduction in Rent) in respect of any exercise of the Landlord's rights under this Section 10.6.  It is further understood and agreed that the exercise by the Landlord of its rights set forth in this Section 10.6 shall not be deemed to be constructive or actual eviction of the Tenant, or a breach of any covenant of quiet enjoyment or other covenant contained in this Lease.  The Tenant shall be responsible for relocating and protecting its property during the course of any construction, relocation, alteration, reorganization or change to the Building and during the period of the exercise of the Landlord's rights under this Section 10.6.  If any of the foregoing permanently reduce, upon completion, the Rentable Area of the Premises then the Basic Rent shall thereafter abate in proportion to the aggregate Rentable Area of the Premises so taken.

ARTICLE 11 - LICENCES, ASSIGNMENTS AND SUBLEASES

11.1

Licences, Etc.

The Tenant shall not suffer or permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any assignees or subtenants permitted under Section 11.2 hereof and the employees of the Tenant and any such permitted assignees or subtenants, or suffer or permit any part of the Leased Premises to be used or occupied by any licensee or concessionaire, or suffer or permit any persons to be upon the Leased Premises other than the Tenant, such permitted assignees or subtenants and their respective employees, customers and others having lawful business with them.

11.2

Assignments and Subleases

(a)

The Tenant shall not be entitled to assign this Lease or sublet the whole or any part of the Leased Premises except with the prior written consent of the Landlord.  If, in the Landlord's reasonable opinion, the proposed assignee or subtenant meets the requirements of the Landlord as to:

(i)

financial condition and stability;

(ii)

general reputation; and

(iii)

no material change in the use,

then the consent of the Landlord shall not be unreasonably or arbitrarily withheld or delayed.

(b)

In no event shall any assignment or subletting to which the Landlord may have consented release or relieve the Tenant from its obligations fully to perform all the terms, covenants and conditions of this Lease on its part to be performed.  The Tenant shall be responsible for any act or omission (including negligence) or any defaults hereunder of any assignee or subtenant and the Tenant covenants to indemnify the Landlord against and from all loss, costs, claims, actions or damages in respect of any such act, omission or default.

(c)

If the Tenant intends to assign the Lease or to sublet the Leased Premises, the Tenant shall first give to the Landlord written notice of the proposed transaction setting out in detail the terms and conditions thereof and provide all other information relating thereto requested by the Landlord.

(d)

The Tenant shall not enter into a transaction of assignment or subleasing except upon terms:

(i)

consistent with any request for consent and in accordance with this Lease to accord with this Article 11 and the terms of the consent;

(ii)

to allow the Landlord to prevent any assignment or subleasing by the other party or parties to the transaction except on the same terms as are contained herein;

(iii)

whereby the proposed assignee to the transaction shall enter into an agreement with the Landlord containing a covenant to be bound to the Landlord to keep, observe and perform all the covenants and agreements of the Tenant under this Lease and whereby the proposed subtenant shall enter into an agreement with the Landlord to keep, observe and perform such covenants and agreements of the Tenant under the Lease as the Landlord may consider applicable to a subtenancy as well as such provisions as the Landlord may consider satisfactory as to use of the portion of the Leased Premises which is the subject of the subtenancy;

(iv)

whereby the Landlord shall have the right to enforce any of the provisions of the transaction directly against the other party, the enforcement of which is necessary for the fulfilment of the covenants and agreements of the Tenant to the Landlord under this Lease or any conditions on which its consent was given;

(v)

whereby, without the prior written consent of the Landlord, the Tenant shall not amend or permit any amendment of any of the terms of such transaction or waive any obligation of any party; and

(vi)

if such transaction is not concluded within sixty (60) days after consent is given, such consent shall expire and be of no effect and the Tenant shall not again enter into any such transaction without complying again with this Article 11.

(e)

The Landlord shall not in any event be responsible to the Tenant for any consequential loss, monetary or otherwise, of the Tenant or any other party resulting from the withholding of consent by the Landlord unless such withholding is contrary to the obligations of the Landlord under this Article relating to such consent.

(f)

The Tenant shall, on demand of the Landlord, reimburse to the Landlord all costs (including legal fees and disbursements in connection with advice or documentation) incurred by the Landlord in connection with the assignment or subletting.

(g)

The Tenant undertakes and agrees, for itself and for any person claiming to be a subtenant or assignee, that the acceptance by the Landlord of any Rent from any person other than the Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this Lease, irrespective of whether the Landlord or said person claims that such person is a subtenant or assignee of this Lease.  The Landlord may accept Rent from any person occupying the Leased Premises at any time without in any way waiving any right under this Lease.

(h)

The Tenant shall not print, publish, post, mail, display, broadcast or otherwise advertise or offer to the public the whole or any part of the Leased Premises or any of the rights under this Lease for the purposes of an assignment or subleasing, and shall not permit any broker or other party to do any of the foregoing unless the complete text and format of any such notice, advertisement or offer to the public shall have first been approved in writing by the Landlord, which approval may be unreasonably withheld.

(i)

The word "assignment", as referred to in this Article 11 includes without limitation the transfer of any or all of the rights of the Tenant under this Lease whether immediately, contingently or conditionally and includes the grant of a mortgage or other specific charge or floating charge except as provided in Article 11.3 and also includes a Change of Control.  "Change of Control" includes any transfer, voluntary or involuntary, direct or indirect, which results in a change in the identity of the person or persons exercising or who might exercise effective control or management of the Tenant or the business required to be carried on in the Leased Premises.

11.3

Assignment by Landlord

In the event of the sale or lease by the Landlord of the Building or a portion thereof containing the Leased Premises, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser, tenant under such lease or assignee has assumed the covenants and obligations of the Landlord hereunder, then the Landlord shall, without further written agreement, be freed and relieved of liability from such covenants and obligations.

ARTICLE 12 - DAMAGE AND DESTRUCTION

12.1

Abatement and Termination

(a)

In the event of Partial Destruction (as herein defined) of the Leased Premises by fire, the elements or other cause or casualty and if the destruction is such, in the opinion of the Landlord's Architect, that the Leased Premises cannot be used for the Tenant's business until repaired, the Basic Rent shall abate until the repair has been made.  If the destruction is such that, in the opinion of the Landlord's Architect, the Leased Premises may be partially used for the Tenant's business while the  repairs are being made, then the Basic Rent shall abate in the proportion that the part of the Leased Premises rendered unusable bears to the whole of the Leased Premises, PROVIDED ALWAYS that if the part rendered unusable exceeds one-half (1/2) of the Rentable Area of the Leased Premises there shall be a total abatement of Basic Rent until the repairs have been made unless the Tenant, with the permission of the Landlord, in fact uses the undamaged part, in which case the Tenant shall pay proportionate Basic Rent for the part so used.  "Partial Destruction" shall mean any damage to the Leased Premises less than total destruction, but which renders all or any part of the Leased Premises temporarily unfit for use by the Tenant for the Tenant's business.  A certificate of the Landlord's Architect as to whether the whole or a part of the Leased Premises is rendered unusable, and certifying the extent of the part rendered unusable, shall be binding and conclusive upon both the Landlord and the Tenant for the purpose hereof.  Notwithstanding anything herein contained, if the Partial Destruction is repaired within fifteen (15) days after the date of destruction, there shall be no abatement of Basic Rent.

(b)

In the event of Partial Destruction, the Landlord shall repair and restore the Leased Premises according to the nature of the damage with all reasonable diligence, except for improvements installed by or on behalf of the Tenant which the Tenant shall repair and restore, in both cases, to substantially the condition the same were in immediately before such destruction occurred, but to the extent that any part of the Leased Premises is not reasonably capable of use by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Basic Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence.  Notwithstanding anything herein otherwise contained, if any destruction is attributable to the wilful act or neglect of the Tenant or its servants, employees, agents, invitees or those for whom it is in law responsible, the Tenant shall pay for the cost of the repair and restoration and there shall be no abatement of Rent.

(c)

In the event of the Total Destruction (as hereinafter defined) of the Leased Premises by fire, the elements or other cause or casualty, then this Lease shall terminate with effect from the date when Total Destruction occurs.  Thereupon the Tenant shall immediately surrender the Leased Premises and all its interest therein to the Landlord and the Tenant shall pay Rent only to the time of Total Destruction, and the Landlord may re-enter and repossess the Leased Premises.  Upon such termination, the Tenant shall remain liable to the Landlord for all sums accrued due to the Landlord pursuant to the terms hereof to the date of Total Destruction.  "Total Destruction" shall mean such damage to the Leased Premises that renders same unfit for use by the Tenant for the Tenant's business and which cannot reasonably be repaired within four (4) months of the date of the destruction to the state wherein the Tenant could use substantially all of the Leased Premises for its business.  A certificate of the Landlord's Architect certifying that "Total Destruction" has occurred shall be binding and conclusive upon both the Landlord and the Tenant for the purposes hereof.

(d)

Notwithstanding the foregoing provisions concerning Partial Destruction or Total Destruction of the Leased Premises, in the event of Partial Destruction or Total Destruction of the Building of which the Leased Premises form a part (and whether or not the Leased Premises are destroyed) to such a material extent or of such a nature that in the opinion of the Landlord the Building must be or should be totally or partially demolished, whether to be reconstructed in whole or in part or not, then the Landlord may, at its option (to be exercised within sixty (60) days from the date of destruction) give notice to the Tenant that this Lease is terminated with effect from the date stated in the notice.  If the Tenant is able effectively to use the Leased Premises after the destruction, such date shall be not less than thirty (30) days from the date of the notice.  If the Tenant is unable effectively to use the Leased Premises after the destruction, the date given in the notice shall be the date of destruction.  Upon such termination, the Tenant shall immediately surrender the Leased Premises and all its interest therein to the Landlord and the Rent shall abate and be apportioned to the date of termination and the Tenant shall remain liable to the Landlord for all sums accrued due pursuant to the terms hereof to the date of termination.  The Landlord's Architect shall determine whether the Leased Premises can or cannot be effectively used by the Tenant and his certificate thereon shall be binding and conclusive upon both the Landlord and the Tenant for the purposes hereof.

(e)

In none of the cases aforesaid shall the Tenant have any claim upon the Landlord for any damages sustained by it nor shall the Landlord be obligated to rebuild the Building or any part thereof in accordance with the original plans and specifications therefor.  No damages, compensation or claim whatsoever shall be payable by the Landlord for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage or destruction of the Leased Premises or of the Building and/or the repair or restoration thereof.

ARTICLE 13 - SUBORDINATION, ATTORNMENT AND CERTIFICATES

13.1

Subordination

This Lease and all rights of the Tenant hereunder are subject and subordinate to all mortgages, trust deeds or trust indentures (and all instruments supplemental thereto) or other forms of loan security now or hereafter existing which may now or hereafter affect the Land or the Building and to all renewals, modifications, consolidations, replacements and extensions thereof.  The Tenant agrees to execute promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination as may be required of it.

13.2

Attornment

Whenever required by any mortgagee (including any trustee under a trust deed or trust indenture) the Tenant shall attorn to and become a tenant or licensee of such mortgagee or any purchaser from or nominee of the mortgagee or purchaser pursuant to a foreclosure sale in the event of an exercise by the mortgagee of its power of sale in the mortgage set out, for the then unexpired residue of the Term herein upon all of the terms and conditions hereof and at the request of the Landlord or such mortgagee to enter into a tripartite agreement confirming the foregoing in such form as the Landlord, or mortgagee shall reasonably require; provided always that such mortgagee agrees in writing to accept the attornment and permit the Tenant to continue in occupation of the Leased Premises until this Lease is terminated by passage of time or by action taken because of a default by the Tenant.

13.3

Certificates

The Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord (and if required by the Landlord, to any mortgagee, including any trustee under a trust deed or trust indenture, designated by the Landlord) a certificate in writing as to the status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request a certificate.

ARTICLE 14 - REMEDIES OF LANDLORD AND TENANT'S DEFAULT

14.1

Remedying by Landlord, Non-Payment and Interest

In addition to all rights and remedies of the Landlord available to it upon any default hereunder by the Tenant either by any other provision of this Lease or by statute or the general law, the Landlord:

(a)

shall at all times have the right to (but shall not be obligated to) remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do any work or other things therein, and in such event all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand, together with a fee for supervision for carrying out the Tenant's obligations in an amount equal to ten percent (10%) of the cost of repairs or other work carried out by or under the supervision of the Landlord which amount shall be in addition to the incurred costs of such work;

(b)

may recover as Additional Rent all sums paid or expenses incurred hereunder by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder, by any and all remedies available to it for the recovery of Rent in arrears; and

(c)

if the Tenant shall fail to pay any Rent or other amount from time to time payable by it to the Landlord hereunder promptly when due, shall be entitled to interest thereon at the Prime Rate plus two percent (2%) per annum from the date upon which the same was due until actual payment thereof.

14.2

Remedies Cumulative

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

14.3

Right of Re-Entry on Termination

If this Lease shall have become terminated pursuant to any provision hereof, or if the Landlord shall have become entitled to terminate this Lease and shall have given notice terminating it pursuant to any provision hereof, then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate.

14.4

Re-Entry and Termination

If and whenever the Landlord becomes entitled to or does re-enter the Leased Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Leased Premises notice in writing of such termination, and in such event the Tenant shall forthwith vacate and surrender the Leased Premises.

14.5

Rights on Re-Entry

Whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of this Lease, the Landlord in addition to all other rights it may have shall have the right to enter the Leased Premises, as agent of the Tenant, either by force or otherwise without being liable for any loss or damage occasioned thereby and to relet them and to receive the Rent therefor and as the agent of the Tenant take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from reletting the Leased Premises, after deducting its costs of conducting such sale and its costs of reletting, upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any.

14.6

Payment of Rent, Etc., on Termination

If the Landlord shall re-enter and this Lease shall be terminated as provided for herein, then the Tenant shall pay to the Landlord on demand:

(a)

Rent up to the time of re-entry or termination whichever shall be the later plus accelerated rent as herein provided;

(b)

all other amounts payable hereunder until such time;

(c)

such expenses as the Landlord may incur or has incurred in connection with re-entering or terminating and reletting, or collecting sums due or payable by the Tenant or realizing upon assets seized including brokerage, legal fees and disbursements, (on a solicitor-client basis) and the expense of keeping the Leased Premises in good order, repairing the same and preparing them for reletting; and

(d)

as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated which period shall not exceed the lesser of one (1) year or the balance of time remaining in the event of notice of termination having been given pursuant to Article 15 hereof, the amount, if any, by which the rental value of the Leased Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Leased Premises for such period established by reference to the terms and provisions upon which the Landlord relets them, if such reletting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances.  Rental value is to be computed in each case by reducing to present worth at an interest rate equal to the then current Prime Rate all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires it, the Landlord may make estimates and assumptions of fact which shall govern unless shown to be unreasonable or erroneous.

14.7

Set-Off

The Landlord may set off amounts owing by the Landlord to the Tenant, if any, against amounts owing by the Tenant to the Landlord.

14.8

Distraint

If and whenever the Tenant is in default in the payment of any Rent, whether hereby expressly reserved or deemed as such, or any part thereof, the Landlord may, without notice or any form of legal process whatever, enter upon the Leased Premises and seize, remove and sell the Tenant's goods, chattels, fixtures, furnishings, equipment and inventory therefrom and seize, remove and sell any goods, chattels, fixtures, furnishings, equipment and inventory at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Leased Premises, all notwithstanding any rule of law or equity to the contrary.  The Tenant hereby waives and renounces the benefit of any present or future statute or law limiting or eliminating the Landlord's right of distress.

ARTICLE 15 - EVENTS TERMINATING LEASE

15.1

Cancellation of Insurance

If any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or be about to be cancelled by the insurer or an insurer shall refuse or decline to place or renew insurance by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate, renew, replace or avoid cancellation of (as the case may be), such policy of insurance, the Landlord may at its option, at any time and without notice:

(a)

enter upon the Leased Premises and remove the said use or condition, or

(b)

re-enter upon and take possession of the Leased Premises and/or terminate this Lease by leaving upon the Leased Premises notice in writing of such termination.

15.2

Default

If and whenever:

(a)

the Basic Rent, Additional Rent, or other moneys payable by the Tenant or any part thereof shall not be paid on the day appointed for payment thereof, whether lawfully demanded or not;

(b)

the Tenant shall breach or fail to observe or perform any of the covenants, agreements, provisos, conditions, Rules and Regulations or other obligations on the part of Tenant to be kept, observed or performed hereunder and shall persist in such failure after ten (10) days notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than ten (10) days to rectify unless the Tenant shall commence rectification within the ten (10) day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach);

(c)

the Leased Premises shall be vacated or abandoned or remain unoccupied for thirty (30) consecutive days or more while capable of being occupied;

(d)

the Term or any of the goods and chattels of the Tenant shall at any time be taken or be exigible in execution or in attachment or if a writ of execution shall issue against the Tenant;

(e)

the Tenant shall attempt or threaten to move its goods, chattels or equipment out of the Leased Premises (other than in the ordinary course of its business or as permitted pursuant to this Lease) or shall cease to conduct business from the Leased Premises;

(f)

the Tenant shall make a general assignment for the benefit of creditors or a bulk sale of its goods or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant; or

(g)

the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or (if a corporation) shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence;

then and in any of such cases, at the option of the Landlord, the full amount of the current months' and the next three (3) months' monthly Rent shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid; and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Leased Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels and equipment therefrom any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels and equipment of the Tenant as are in the Leased Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Leased Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide.

ARTICLE 16 - MISCELLANEOUS

16.1

Quiet Enjoyment

If the Tenant pays the rent hereby reserved and performs the covenants herein on its part contained, it may peaceably possess and enjoy the Leased Premises for the term  hereby granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under it; provided and it is hereby agreed that in no event will the exercise of any of the Landlord's rights hereunder, including without restriction, the conduct of repairs or renovations by the Landlord to the exterior or interior of the Leased Premises or the Building or any equipment therein, constitute a breach of this covenant for quiet enjoyment.

16.2

Notices

All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally served, sent by registered mail or certified mail (postage prepaid with return receipt requested) or sent by facsimile with report of delivery to:

The Landlord at:

GOLDEN PROPERTIES LTD.

500 – 1177 West Hastings Street

Vancouver, British Columbia

V6E 2K3

The Tenant at:

DEREK OIL & GAS CORPORATION

1201 – 1111 West Hastings Street

Vancouver, British Columbia

V6E 2J3

Attention:  Doug Symonds, G.M.

Provided, however, that such addresses may be changed upon five (5) business days' written notice thereof, similarly given, to the other parties.

The date of receipt of any such notice, demand, request, consent, approval or other instrument shall be deemed to be as follows:

(a)

in the case of personal service, the date of service;

(b)

in the case of registered or certified mail, the fifth (5th) business day following the date of delivery to the Post Office, provided, however, that in the event of an interruption of normal mail service, service shall be effected by personal delivery; and

(c)

in the case of facsimile, the business day next following the day of sending.

16.3

Entire Agreement

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions express or implied relating to this Lease or the Leased Premises save as expressly set out in this Lease.  This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

16.4

Successors and Assigns, Interpretation

This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors, administrators, successors and permitted assigns of the Tenant.  References to the Tenant shall be read with such changes in gender as may be appropriate, depending on whether the Tenant is a male or female person or a firm or corporation, and if the Tenant is more than one person or entity, the covenants of the Tenant shall be deemed joint and several.

16.5

Force Majeure

Save and except for the obligations of the Tenant to pay Basic Rent, Additional Rent and other moneys to the Landlord, if either party shall fail to meet its obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by force majeure (and for the purpose of this Lease, force majeure shall mean any acts of God, strikes, lockouts, or other industrial disturbances, acts of the Queen's enemies, sabotage, war, blockades, insurrections, riots, epidemics, lightning, earthquakes, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and restraints of rulers and people, civil disturbances, explosions, breakage of or accident to machinery, inability to obtain materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event whether of the kind enumerated or otherwise not within the control of such party, and which by the exercise of due diligence such party could not have prevented), such failure shall be deemed not to be a breach of the obligations of that party but that party shall use reasonable diligence to put itself in a position to carry out its obligations hereunder.

16.6

Waiver

Failure of the Landlord or the Tenant to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect.

16.7

Governing Law, Covenants, Severability

This Lease shall be governed by and construed in accordance with the laws of the province of British Columbia.  The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreement were used in each separate Section hereof.  Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

16.8

Headings, Captions

The headings and captions appearing in this Lease have been inserted for convenience of reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

16.9

Tenant's Representation and Warranty

The Tenant represents and warrants to the Landlord that it has full authority to enter into this Lease.

16.10

No Registration

The Landlord and the Tenant hereby agree that the Landlord shall not be obligated to deliver this Lease in form registrable under the Land Title Act of British Columbia.  The Tenant agrees not to register this Lease in any Land Title Office unless it is in a short form of lease purely for the purposes of evidencing an interest in the Leased Premises and provided that the said short form of lease does not disclose any part of the Rent.  The Tenant shall bear all costs of the preparation of a short form of lease including any plans required for registration and all registration fees.

16.11

Security Agreement

(a)

The Tenant hereby grants to the Landlord a security interest ("Security Interest") in all of the Tenant's present after-acquired personal property including, without limiting the generality of the foregoing, all goods, chattels, trade fixtures, furniture, equipment, inventory, stock-in-trade, chattel paper, instruments, documents of title, supplies, securities, the business on the Leased Premises, accounts receivable, book debts and intangibles (collectively, "Collateral") which are or may be at any time hereafter on the Leased Premises or elsewhere, to secure the payment of all Rent and the fulfilment of the other obligations of the Tenant under this Lease.  Except for the Security Interest, the Tenant agrees that all Collateral on the Leased Premises shall be the unencumbered property of the Tenant.  The Tenant agrees to enter into, on the Landlord's request, a separate security agreement, mortgage or similar other charge or security instrument, in addition to this security agreement, or to document separately the Security Interest hereby granted, containing such terms as the Landlord shall reasonably require, on all of the Collateral at any time during the Term, including all after-acquired items forming part of the Collateral, as security for the payment of Rent and performance by the Tenant of all of its other obligations pursuant to this Lease.  This security agreement is separate from and shall survive the termination, expiry or disclaimer of this Lease.

(b)

On default by the Tenant under this Lease, the Landlord may itself, or by its agents or employees, or by a receiver or any replacement thereof appointed in writing by the Landlord, take possession of the Collateral, carry on the business on the Leased Premises, in such manner as the Landlord or such receiver determines, and realize upon the Collateral and enforce its rights under the Security Interest by any remedy or proceeding authorized or permitted hereby or at law including, without limitation, all rights and remedies available to a secured party under the Personal Property Security Act and any other similar statutes.  Included in such rights of the Landlord is the right to recover the reasonable expenses of retaking, holding, repairing, processing, preparing for disposition of the Collateral and all other reasonable expenses, including legal costs, incurred by the Landlord.  The Landlord may exercise any rights as provided by this Section on the Leased Premises and for such purpose may lock the Leased Premises, change any locks on the Leased Premises and by any means exclude the Tenant from all or any parts of the Leased Premises and the Landlord shall not thereby be terminating this Lease in the absence of express written notice terminating this Lease.

(c)

This Security Interest shall not be deemed to have been satisfied, discharged or redeemed by reason of the Tenant not being indebted to Landlord at any time or from time to time and no payment shall reduce the amount secured by this Security Interest except to the extent expressly approved by the Landlord in writing.

(d)

This Security Interest is given in addition, and not as an alternative, and may be exercised by the Landlord without prejudice, to any other rights of the Landlord under this Lease or at law including, without limitation, the Landlord right of distress.

16.12

No Partnership

It is understood and agreed that nothing contained in this Lease nor any of the acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

16.13

Time of Essence

Time is of the essence of this Lease.

16.14

Entire Agreement

No prior stipulation, agreement or undertaking, verbal or otherwise, of the parties or their agents shall be valid or enforceable unless embodied in the provisions of this Lease (including the Schedules hereto) and unless made in writing and signed by the Landlord and the Tenant.

16.15

No Offer

The Landlord shall not be deemed to have made an offer to the Tenant by furnishing to the Tenant a copy of this Lease with particulars inserted.  Notwithstanding that the first instalment of Basic Rent may be received by the Landlord when this Lease is received by it for signature, no contractual or other rights shall exist or be created between the Landlord and the Tenant pursuant to this Lease until such time as all parties to this Lease have executed and delivered the same.

16.16

Overholding

If the Tenant shall continue to occupy the Leased Premises after the expiration of the Term of this Lease without further written agreement and without objection by the Landlord, the Tenant shall be a month-to-month tenant at the Basic Rent and (except as to length of tenancy) on and subject to the provisions and conditions herein set out including the payment of Additional Rent.  If the Tenant shall continue to occupy the Leased Premises after the expiration of the Term of this Lease and after notice to vacate the Leased Premises has been delivered by the Landlord, the Tenant shall be a month-to-month tenant at double the Basic Rent and (except as to length of tenancy and the amount of Basic Rent) on and subject to the provisions and conditions herein set out including the payment of Additional Rent.

ARTICLE 17 - DEFINITIONS

17.1

Definitions

In this Lease the following expressions shall have the following meanings:

(a)

"Additional Rent" shall mean the aggregate of all sums payable by the Tenant pursuant to this Lease except for Basic Rent;

(b)

"Additional Services" means the services and supervision supplied by the Landlord and referred to in Section 8.6 hereof or in any other provision hereof as Additional Services, and any other services which from time to time the Landlord supplies to the Tenant and which are additional to the janitorial and cleaning and other services which the Landlord has agreed to supply pursuant to the provisions of this Lease or may elect to supply to be included within the standard level of services available to tenants generally and includes janitorial and cleaning services in addition to those normally supplied, the provision of labour and supervision in connection with deliveries, supervision in connection with the moving of any furniture or equipment of any tenant and the making of any repairs or alterations by any tenant and maintenance or other services not normally furnished to tenants generally;

(c)

"Capital Taxes" means the amount allocated by the Landlord from time to time to the Land and the Building, of all taxes levied by the British Columbia Provincial Government or the Federal Government of Canada and payable by the Landlord which are based upon or computed by reference to the capital or place of business of the Landlord;

(d)

"Common Costs" means the aggregate of the Taxes plus the Operating Costs;

(e)

"Gross Area" of any leased premises means:

(i)

in the case of leased premises consisting of a whole floor or whole floors the Rentable Area thereof, and

(ii)

in the case of leased premises consisting of or including only part of a floor of the Building, the Rentable Area thereof plus an amount equal to the product of (a) the fraction having as its numerator the Rentable Area contained in the leased premises on such floor and as its denominator the sum of the Rentable Areas of such floor, multiplied by (b) the total area in square feet of Service Areas, if any, on such floor;

(f)

"Insured Damage" means that part of any damage occurring to the Leased Premises to the extent to which the cost of repair is actually recovered by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord;

(g)

"Landlord's Architect" means the independent architect, or engineer or quantity surveyor selected by the Landlord from time to time for the purposes of making determinations hereunder;

(h)

"Leased Premises" means that portion of the Building shown outlined in red on the plan attached as Schedule "A" hereto and described in Section 1.1 hereof.  The exterior face of the Building and any space in the Leased Premises used for stairways or passageways to other premises, stacks, shafts, pipes, conduits, ducts or other building facilities, the heating, electrical, plumbing, air conditioning and other systems in the Building and the use thereof, as well as access thereto through the Leased Premises for the purpose of use, operation, maintenance, replacement and repair, are expressly excluded from the Leased Premises and reserved to the Landlord;

(i)

"Leasehold Improvements" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant (with the exception of trade fixtures and furniture and equipment not of the nature of fixtures), and includes all wall-to-wall carpeting (whether or not supplied by the Landlord), and drapes supplied by the Landlord;

(j)

"Normal Business Hours" means the hours from 8:00 a.m. to 5:30 p.m., Monday to Friday, inclusive, of each week, statutory holidays excepted;

(k)

"Operating Costs" means the total, without duplication, of all expenses, costs and outlays of every nature incurred in the complete maintenance, repair, replacement, operation and management of the Building and the Land and a reasonable proportion as determined by the Landlord from time to time of all expenses incurred by or on behalf of tenants in the Building with whom the Landlord from time to time has agreements whereby in respect of their premises such tenants perform any cleaning, maintenance or other work or services usually performed by the Landlord, and which expenses if directly incurred by the Landlord would have been included in Operating Costs.  Without limiting the generality of the foregoing, Operating Costs shall include (but subject to certain deductions as hereinafter provided) the following costs of the Landlord:

(i)

providing complete cleaning, garbage and waste collection and disposal, janitor, supervisory and maintenance services;

(ii)

providing elevators;

(iii)

providing heating, cooling and ventilating;

(iv)

providing hot and cold water, electric light and power, sewer and gas;

(v)

all repairs to the Building, equipment or services (including elevators), but excluding structural repairs;

(vi)

window cleaning;

(vii)

providing security and supervision;

(viii)

all insurance for or against liability, all risks, fire, extended perils, loss of rental, elevator liability, plate glass, boiler, sprinklers leakage and all such other casualties and losses as the Landlord may elect to insure against; and if the Landlord shall elect in whole or in part to self-insure, the amount of reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risks undertaken;

(ix)

accounting incurred in connection with the maintenance, repair, replacement or operation including computations required for the imposition of charges to tenants and charges required to be incurred for the determination of any costs hereunder;

(x)

all salaries, wages and fringe benefits paid to employees reasonably attributed to the maintenance, repair and operation of the Building and the Land;

(xi)

amounts paid to independent contractors or consultants for any services in connection with such maintenance, repair, replacement or operation;

(xii)

all other indirect expenses to the extent allocable to the maintenance, repair, replacement or operation of the Building and the Land;

(xiii)

any management fees or management agent fees in respect of the Building management (or the costs and expenses, including consultants' fees, directly incurred by the Landlord if it elects to manage the Building itself) in an amount not exceeding five percent (5%) of the gross rentals received or receivable from the Building;

(xiv)

services by and salaries for elevator operators, porters, sidewalk shovellers, window cleaners, janitors, cleaners, dusters, handymen, watchmen, commissioners, caretakers, security personnel, carpenters, engineers, firemen, mechanics, electricians, plumbers, and other persons or firms engaged in the operating, maintenance, replacement and repair of the Building, or the heating, air conditioning, ventilating, plumbing, electrical and elevator systems in the Building and superintendents, and accounting and clerical staff attached to the Building superintendent's or manager's office;

(xv)

uniforms of employees and agents;

(xvi)

supplies and equipment used in connection with the repair, maintenance, replacement, caretaking and operating of the Building;

(xvii)

supplies and materials for washrooms, and other common facilities;

(xviii)

workers' compensation costs, unemployment insurance premiums, pension plan contributions, health, accident and group life insurance for employees, managers and  superintendents employed by the Landlord in connection with the Building;

(xix)

servicing and inspection costs for elevators, electrical distribution systems and mechanical, heating, ventilating and air conditioning systems:

(xx)

snow and ice removal and related costs;

(xxi)

sales and excise taxes on goods and services provided by the Landlord in the management, operation, maintenance, repair and replacement of the Building;

(xxii)

all Capital Taxes;

(xxiii)

costs of stationery supplies and other materials required for the normal operation of the superintendent's or manager's office; and

(xxiv)

all other costs incurred by the Landlord in the operation, maintenance, repair, replacement and management of the Building which are not covered by insurance and including the amount of insurance deductibles, if any; and

Operating Costs shall exclude debt service and costs of structural repair;

(l)

"Prime Rate" means that rate of interest charged and published from time to time by the main branch of the Landlord's bank in Vancouver, British Columbia as its most favourable rate of interest to its most creditworthy commercial customers and commonly known as its Prime Rate;

(m)

"Rent" or "rent" means all amounts payable by the Tenant to the Landlord hereunder including, without limitation, Basic Rent, Common Costs, Operating Expenses, Taxes and cost of Additional Services;

(n)

"Rentable Area" means:

(i)

in the case of a whole floor, the area within the outside walls and shall be computed by measuring to the glass line (that is, the inside surface of the windows) on the outer Building walls without deduction for columns and projections necessary to the Building, but shall not include stairs and elevator shafts (supplied by the Landlord for use in common with other tenants); and

(ii)

in the case of part of a floor, all the area occupied and shall be computed by measuring from the glass line (that is, the inside surface of the windows) on the outer Building walls to the office side of corridors or other permanent partitions and to the centre of partitions which separate the area occupied from adjoining Rentable Areas without deduction for columns and projections necessary to the Building but shall not include stairs and elevator shafts (supplied by the Landlord for use in common with other tenants) or janitorial or electrical or telephone closets not for the exclusive use of the Tenant;

(o)

"Sales Taxes" means any and all taxes, fees, levies, charges, assessments, rates, duties and excises (whether characterized as sales taxes, purchase taxes, value-added taxes, goods and services taxes or any other form) which are imposed on the Landlord or which the Landlord is liable to pay, and which are levied, rated or assessed on the act of entering into this Lease or otherwise on account of this Lease, on the use or the occupancy of the Premises or any portion thereof, on the Rent payable under this Lease or any portion thereof or in connection with the business of renting the Premises or any portion thereof, but excluding business taxes and also excluding income tax under Part 1 of the Income Tax Act of Canada as it existed January 1, 1993.  If the Sales Taxes are reduced by reason of any exemption or deduction to which the Landlord is entitled by virtue of:

(i)

the payment of any taxes, fees, levies, charges assessments, rates, duties or excises upon the purchase price of any lands or of any interest therein whether before, concurrently with or after the execution and delivery of this Lease; or

(ii)

the payment of any taxes, fees, levies, charges, assessments, rates, duties or excises with respect to rents, additional rents and any other amounts payable by the Landlord as a tenant under any lease whether such lease is now existing or arises after the date of execution and delivery of this Lease, then the Sales Taxes shall be deemed to be the amount which would have been imposed on the Landlord with respect to the Rent payable by the Tenant to the Landlord under this Lease had no such exemption or deduction been permitted;

(p)

"Service Areas" shall mean the area of corridors, fire protection cross-over corridors, elevator lobbies, washrooms, air conditioning rooms, fan rooms, janitor's closets, telephone and electrical closets and other closets serving the Leased Premises in common with other premises;

(q)

"Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise levied, imposed or assessed against or in respect of the Building, the Land and any leasehold improvements or any of them, or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements, and including all costs and expenses (including legal and other professional fees) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments but excluding taxes and licence fees in respect of any business carried on by tenants and occupants of the Building (including the Landlord) and income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building, the Land or leasehold improvements or upon the Landlord in respect thereof and shall also include any and all taxes which may in the future be levied in lieu of Taxes as hereinbefore defined; and

(r)

"Term" means the term of this Lease set forth in Section 2.1 hereof and any extension thereof and any period of permitted overholding.

ARTICLE 18 - SPECIAL PROVISIONS

18.1

Early Access and Occupancy

Upon execution of the Lease the Tenant shall be permitted access to the Premises for the purpose of planning and constructing its leasehold improvements and occupying the Premises.  During early access and occupancy the Tenant shall not pay any rent but shall abide by all other terms of this Lease.

18.2

Tenant’s Improvement Work

For any improvement work the Tenant will be required to prepare working drawings of the proposed improvement work and obtain the written consent of the Landlord before commencing the improvement work, such consent not to be unreasonably withheld.  All improvement work will be done at the Tenant’s sole cost and expense by qualified and licensed contractors and sub-contractors who will be subject to the reasonable approval of the Landlord.  All such Tenant improvement work will be performed in a first class manner in accordance with the provisions of the Lease.

18.3

Permits and Licenses

The Tenant will be responsible for obtaining all necessary building permits and approvals as required by the relevant regulatory authorities for the Tenant’s improvement work.  Such permits and approvals must be secured before the Tenant commences its improvement work.  If required by the municipal authorities, the Tenant will also make application for an occupancy certificate for the Premises upon completion of the Tenant’s improvement work.

18.4

Improvement Allowance

The Landlord shall pay to the Tenant, as a contribution towards the cost of the leasehold improvements installed by or on behalf of the Tenant, the sum of TEN DOLLARS ($10.00) multiplied by the rentable area of the Premises plus G.S.T.  Such contribution shall be payable to the Tenant after the leasehold improvements have been installed and fully paid for by the Tenant and the Tenant has furnished evidence satisfactory to the Landlord of such installation and payment, such evidence to include a statutory declaration of the Tenant or its approved contractor as to the non-existence of any liens.

18.5

Parking

The Landlord shall provide to the Tenant up to Two (2) random or reserved parking stalls in the Building at the prevailing market rates established by the Landlord from time to time, plus G.S.T.   The Tenant shall specify the number of parking stalls it requires prior to the Commencement Date.

ARTICLE 19 - ACCEPTANCE

19.1

Acceptance

The Tenant hereby accepts this Lease of the Leased Premises to be held by it as tenant, subject to the conditions, restrictions and covenants contained in this Lease.

19.2

Schedules

The schedules to this Lease form a part hereof and are as follows:

Schedule "A"

-

Plan of Leased Premises

Schedule "B"

-

Rules and Regulations

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease the day and year first above written.

LANDLORD:

The Common Seal of

)

GOLDEN PROPERTIES LTD.

)

was hereunto affixed in the presence of:

)

(C/S)

)

/s/ Bruce Warner

)

Authorized Signatory

)

TENANT:

The Common Seal of

)

DEREK OIL & GAS CORPORATION

)

was hereunto affixed in the presence of:

)

(C/S)

)

/s/ B. Ehrl

)

Authorized Signatory

)

)

)

Authorized Signatory

)

SCHEDULE "A"

PLAN OF LEASED PREMISES

[Leased Premises shown outlined in red]

SCHEDULE "B"

RULES AND REGULATIONS

1.

The Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.  No tenant shall invite to its premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.

2.

The sidewalks, driveways, entrances, vestibules passages, corridors, halls, elevators and stairways shall not be encumbered or obstructed by tenants or tenants' agents, servants, employees, licensees or invitees, or be used by them for any purpose other than for ingress to and egress from the leased premises.  Landlord reserves the right to restrict and regulate the use of aforementioned public area of the Building by tenants and tenants' agents, employees, servants, licensees and invitees and by persons making deliveries to tenants (including, but not limited to, the right to allocate certain elevator or elevators, if any, and the reasonable hours of use thereof for delivery service), and the right to designate which building entrance or entrances shall be used by persons making deliveries in the Building.

3.

No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens other than those furnished by the Landlord shall be attached to, or hung in, or used in connection with, any window or door of any leased premises, without the prior written consent of the Landlord.  Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and colour, and attached in the manner approved by Landlord.

4.

No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any window or part of the outside or inside of any leased premises or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, the Landlord may remove same without any liability, and may charge the expense incurred by such removal to such tenant.  Interior signs on doors shall be inscribed, painted or affixed for tenants by the Landlord or by sign painters, first approved by the Landlord, at the expense of tenants and shall be of a size, colour and style acceptable to the Landlord.

5.

The windows and doors, and if any, the sashes, sash doors, and skylights, that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by tenants, nor shall any bottles, parcels, files, papers or other articles be placed on the windowsills.

6.

No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, or vestibules without the prior written consent of the Landlord

7.

The toilets, urinals, sinks and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, ashes and other substances shall be thrown therein.  Any damage resulting by misuse shall be borne by the tenants by whom or by whose agents, servants, employees, customers or invitees the same was caused.  Tenants shall not let the water run unless it is in actual use, and shall not deface or damage any part of the Building, nor drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.

8.

Tenants shall not mark, paint, drill into, or in any way deface any part of their leased premises or the Building.  No boring, cutting or stringing of wires shall be permitted except with the prior written consent of the Landlord and as the Landlord may direct.  Only contractors approved in writing by the Landlord may be employed by tenants for making repairs, changes or any improvements to their leased premises.  Tenants shall not without the Landlord's prior consent lay floor coverings other than unaffixed rugs, so that the same shall come in direct contact with the floor of their leased premises, and, if wall to wall carpeting, linoleum or other similar floor coverings other than the Building standard carpet are desired to be used and such use is approved by the Landlord, and if such floor coverings are placed or to be placed over tile flooring then an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material soluble in water, the use of cement or similar adhesive material being expressly prohibited.  Metal cabinets shall be set in a non-corrosive pad wherever the floors are tile.  In those portions of leased premises where the Landlord has provided carpeting, whether directly or indirectly, tenants shall install at their own expense protective padding under all furniture not equipped with carpet casters.

9.

No bicycles, vehicles or animals or birds of any kind shall be brought into or kept in or about the Building or any leased premises excepting that those vehicles so authorized by the Landlord may enter and be kept in the Building's parking facilities (if any).

10.

No space in the Building shall be used for manufacturing or for lodging, sleeping, or any immoral or illegal purposes.  No space shall be used for the storage of merchandise or for the sale of merchandise, goods, or property, and no auction sales shall be made, by tenants without prior written consent of the Landlord.

11.

Tenants shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighbouring buildings or premises or those having business with them whether by the use of any musical instrument, radio, television, talking machine, whistling, singing or in any other way.  Tenants shall not throw anything out of the doors, windows, or skylights, if any, or down the passageways, stairs or elevator shafts nor sweep anything into the corridors, hallways or stairs of the Building.

12.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by tenants, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except by the Landlord, or by tenants with the Landlord's approval.  Except with the approval of the Landlord, the tenants shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by tenants in writing and such keys shall be paid for by the tenants, and upon termination of tenants' leases, tenants shall surrender to the Landlord all keys of their leased premises and other parts or parts of the Building.  The Landlord's approval may not be unreasonably withheld but the Landlord shall not be unreasonable if it withholds its approval for monetary, insurance or security reasons.

13.

The tenants and their agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of the Landlord.  In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof.  All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the tenant.  The moving of all heavy equipment or other office equipment or furniture shall occur only outside of Normal Business Hours or at any other time consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord.  Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates.  No freight or bulky matter of any description will be received into the Building or carried in the elevators, except during hours approved by the Landlord.

14.

Tenants shall not occupy or permit any portion of their leased premises to be occupied as an office for a public stenographer or typist, or, for the possession, storage, manufacture, or sale of narcotics or drugs.

15.

Tenants shall not use the name of the Building or the Landlord in any advertising without the express consent in writing of the Landlord.  The Landlord shall have the right to prohibit any advertising by any tenant which, in any way, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from the Landlord, tenants shall refrain from or discontinue such advertising.

16.

All entrance doors in the leased premises shall be left locked and all windows shall be left closed by tenants when their leased premises are not in use.

17.

The Landlord shall be in no way responsible to tenants for loss of property from their leased premises, however occurring, or for damages done to the furniture or other property of tenants by the Landlord's agents, janitors, cleaners, employees, or contractors doing work in their leased premises.  The tenants shall permit window cleaners to clean the windows of their leased premises during Normal Business Hours.

18.

The requirements of tenants will be attended to only upon application to the building manager or such other authorized representative as the Landlord may designate in writing.  The Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of the Landlord, from the building manager or other representatives as aforesaid.

19.

Canvassing, soliciting and peddling in the Building are prohibited, and tenants shall co-operate to prevent the same.

20.

Any hand trucks, carryalls, or similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

21.

Without first obtaining the Landlord's written permission, tenants shall not install, attach, or bring into their leased premises any equipment, instrument, duct, air conditioner, or any other appliance requiring the use of gas, electric current or water (other than normal office electrical fixtures, lights, lamps, typewriters, photocopiers, computers, computer servers, kitchen appliances including refrigerator, dishwashers, microwave ovens and water coolers).  Any breach of this rule will entitle the Landlord to enter the tenants leased premises and remove whatever the tenants may have so installed, attached, or brought in.

22.

The Landlord reserves the right to exclude from the Building outside of Normal Business Hours and during all hours on Saturdays and Sundays all persons not authorized by a tenant in writing, by pass, or otherwise, to have access to the Building and such tenant's leased premises.  Each tenant shall be responsible for all persons authorized to have access to the Building and shall be liable to the Landlord for all of their acts while in the Building.  When security service is in effect, entrance to the Building, deliveries, and exits shall be made via designated entrances and the Landlord may require all persons to sign a register on entering and leaving the Building.

23.

Tenants shall at all times keep all drapes, blinds or curtains adjusted to block the direct rays of the sun in order to avoid overloading the air conditioning systems.

24.

Neither tenants nor their servants, employees, agents, visitors, or licensees shall at any time bring or keep upon their leased premises any inflammable, combustible or explosive fluid, chemical or substance, nor do or permit to be done anything in conflict with any insurance policy which may or might be in force upon the Building or any part thereof or with the laws relating to fires, or with the regulations of the Fire Department or the Health Department, or with any of the rules, regulations or ordinances of the City of Vancouver, or of any other duly constituted authority.

25.

Tenants shall not, without first obtaining the Landlord's prior written approval, do any cooking, conduct any restaurant, luncheonette, or cafeteria for the sale of service food or beverages to its employees or to others, or cause or permit any odours of cooking or other processes or any unusual or objectionable odours to emanate from their leased premises.  Tenants shall not, without first obtaining the Landlord's prior written approval, install or permit the installation or use of any food or beverage to their leased premises, except by such persons delivering the same as shall be approved by the Landlord.  No food or beverages shall be carried in the public halls or elevators except in closed containers.

26.

Lists of automobile licence numbers of people working in the Building and the names of people who normally work off-hours may be required by the Landlord, who may also require tenants' employees to display a card or sticker as a prerequisite to admission to the parking facility (if any).

27.

The Landlord reserves the right to promulgate, rescind, alter or waive any rules or regulations at any time prescribed for the Building when it is necessary, desirable or proper for its best interests and in the opinion of the Landlord, for the best interests of the tenants.

28.

The Landlord may publish from time to time emergency fire regulations and evacuation procedures in consultation with the applicable municipal authorities.  Each tenant will appoint a premises warden (wardens for multi-floor users) who will be responsible for liaison with building management in all emergency matters and who will be responsible for instructing employees of the tenant in emergency matters.

29.

The tenants shall promptly notify the Landlord of all requests by any taxing authority for information relating to their leased premises (including fixtures, improvements, or machinery and equipment therein) or the tenant's occupation or use thereof and any such information to be given by the tenants to such taxing authority shall be forwarded by the tenants to the Landlord for delivery to such taxing authority.

If any apparatus used or installed by a tenant requires a permit as a condition for its installation, the tenant must file a copy of such permit with Landlord.

Tenants shall be responsible for the cleaning of any drapes and/or curtains that may be installed in their leased premises, including those installed by the Landlord.